UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 26, 2020

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VGZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 26, 2020, Vista Gold Corp. (the “Company”) entered into a Deed of Variation (the “Agreement”) with the Jawoyn Association Aboriginal Corporation (“Jawoyn Association”), and Barnjarn Aboriginal Corporation, to modify the original 2006 agreement between the parties with respect to the Company’s Mt Todd gold project (“Mt Todd” or the “Project”).

The Agreement provides the Jawoyn Association with a gross proceeds royalty (“GPR”) instead of its previous right to become a 10% participating joint venture partner in Mt Todd and provides the Company with greater flexibility in its decisions to develop and operate Mt Todd.  In addition, Vista and the Jawoyn Association agreed to establish a leaders forum, formalized the Jawoyn Association’s strong support for Mt Todd and outlined a framework to optimize training, employment, and contracting opportunities for the Jawoyn people and businesses.

Under the terms of the original 2006 agreement, the Jawoyn Association was granted, among other consideration for the use of the surface land required to build and operate Mt Todd, a 1.0% GPR and the right to elect to establish a joint venture with Vista holding a 90% participating interest and the Jawoyn Association holding a 10% participating interest in Mt Todd.  Instead of the right to elect to hold a 10% participating interest, the Agreement provides the Jawoyn Association with an additional GPR ranging between 0.125% and 2.000%, depending on prevailing gold prices and foreign exchange rates. The additional GPR would be 1.0% at present market conditions.

The above is a summary of the material terms of the Agreement and is qualified in its entirety by the Agreement which filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 7.01  Regulation FD

On November 30, 2020, the Registrant issued a press release that announced that the Company, Jawoyn Association Aboriginal Corporation, and Barnjarn Aboriginal Corporation have entered into a Deed of Variation to modify the original 2006 agreement with respect to the Mt Todd gold project.

A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

10.1Deed of Variation*

99.1Press Release dated November 30, 2020**

* Certain portions of the exhibit that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Copies of the unredacted exhibit will be furnished to the Commission upon request.

**The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: December 2, 2020	By: /s/ Frederick H. Earnest Frederick H. Earnest Chief Executive Officer